SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2020

SIBANNAC, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-122009	33-0903494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9535 E Doubletree Ranch Road, Ste 120

Scottsdale, AZ 85258

Tel. (480) 407-6445

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SIBANNAC, INC.

Form 8-K

Current Report

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company will be entering into an Asset Purchase Agreement with NOHO, Inc., a Wyoming corporation (OTC Pink: DRNK), for the sale of NOHO’s intellectual property.

The Boards of Directors of both firms are finalizing the assets to be conveyed and the terms of the sale. Notably, Sibannac intends to use the NOHO brand and its viable social media platforms and followers to launch new formulations and delivery methods of hangover products in combination with CBD (Cannabidiol). The products will be manufactured and distributed from Sibannac’s new facility in Scottsdale, Arizona.

The proposed transactions will be structured in the following steps. First, Sibannac will create a privately held specific purpose acquisition company to be funded by newly registered Sibannac securities, consisting of units of common stock and warrants. The companies will then enter into an asset purchase agreement using the newly issued securities as consideration to NOHO. NOHO will then enter into a share exchange or buyback agreement, effecting the exchange of Sibannac securities for NOHO stock held by NOHO shareholders.

The transaction as contemplated will result in the exchange of free trading NOHO shares for free trading Sibannac shares. The exchange rate and share price is being negotiated at this time. The transaction is subject to accounting and audit review as well as regulatory approval.

The parties intend to complete the transaction in the Fall of 2020. NOHO shareholders will be advised within sixty (60) days of the closing of the effective date for the shareholders of record to participate in the exchange.

ITEM 8.01	OTHER EVENTS

The following shall constitute an update on the previously announced entry into a material agreement. The target acquisition is for a controlling interest in Richardson Nutritional Center (RNC), a California based Apricot seed marketing and sales firm founded by John Richardson, Jr., son of renowned physician, John A. Richardson, M.D. See, Laetrile Case Histories: The Richardson Cancer Clinic Experience, July 2005. The main compound found in Apricot seed kernels is B17, which is found in citrus fruits as well. Laetrile is concentrated B17. Until such time as clinical trials and other medical support involving B17 establish its benefits, the Company will not market products with any medicinal or drug claims.

Mr. Richardson, Jr. has been in the business of processing, formulating and selling Apricot seed-based products for more than 20 years. Apricot seeds are primarily grown in northern California, which produces approximately 85% of the entire domestic U.S. output. Through the proposed acquisition, Sibannac would assume the offtake contracts for the entirety of the annual harvests. Sibannac can treat the raw seeds with CBD, offering a natural food product as a hybrid as it is currently marketed or as a stand-alone product. While there is potential synergy with CBD in formulations such as capsules, the strength of this acquisition results from Sibannac’s ability to grow its footprint in the natural health space, independent of CBD and the uncertainty of the future regulatory framework surrounding it. Foremost, however, is that Sibannac will control the U.S. Apricot seed market and intends to use this to the company’s advantage to set it apart in the evolving competitive landscape. Mr. Richardson is well known throughout the country in the alternative health space for his long history and work in the Apricot kernel marketplace. He was interviewed by BuzzFeed News as a recognized authority on B17 and is a frequent lecturer on the topic throughout the United States.

In anticipation of the closing of the acquisition, the RNC personnel have relocated from California to Arizona, and all operations, including sales and distribution are being conducted out of Sibannac’s facility in Scottsdale.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBANNAC, INC.
Date: June 29, 2020	By: /s/ David Mersky
David Mersky
Chief Executive Officer

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